As filed with the Securities and Exchange Commission on May 24, 2017

Registration No. 333-

United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	45-2973162 (I.R.S. Employer Identification No.)

9 Halamish Street, Caesarea Industrial Park, Israel

(Address of Principal Executive Offices)

DarioHealth Corp.

Amended and Restated 2012 Equity Incentive Plan

(Full title of the plan)

Mr. Erez Raphael

Chief Executive Officer

DarioHealth Corp.

9 Halamish Street

Caesarea Industrial Park

3088900, Israel

(Name, Address and Telephone Number of Agent For Service)

Copies to:

Oded Har-Even, Esq.

Robert V. Condon III, Esq.

Zysman, Aharoni, Gayer and

Sullivan & Worcester LLP

1633 Broadway

New York, NY 10019

Telephone: (212) 660-3000

Facsimilie: (212) 660-3001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐   Accelerated filer ☐    Non-accelerated filer ☐   (Do not check if a smaller reporting company)     Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee (2)
Shares of common stock, $0.0001 par value per share	500,000	$2.75	$1,375,000	$159.36
Total	500,000	n\a	$1,375,000	$159.36

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional securities which may be offered and issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)	The fee is based on the number of shares of common stock which may be issued under the plan this registration statement relates to and is estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high and low sales price of the Company’s common stock as reported on the Nasdaq Capital Market on May 18, 2017.

Explanatory note

On May 17, 2016, DarioHealth Corp. (the “Company”) filed a Registration Statement on Form S-8 (File No. 333-211417) (the “Original Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register an aggregate of 745,834 shares of common stock of the Company that may be issued pursuant to the Company’s 2012 Equity Incentive Plan (the “Plan”). On January 31, 2017, the Company filed a Registration Statement on Form S-8 (File No. 333-215829) (the “Second Registration Statement”) with the Commission to register an additional 1,127,166 shares of common stock of the Company as a result of an increase in the number of shares of common stock issuable pursuant to the Plan.

On March 9, 2017, the Company’s stockholders approved an amendment to the Plan increasing the number of shares authorized for issuance under the Plan by 500,000 shares from 1,873,000 to 2,373,000. The Company is filing this Registration Statement on Form S-8 to register an additional 500,000 shares of common stock of the Company, which may be issued in connection with securities awards which may hereafter be granted under the Plan.

Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement and the Second Registration Statement are incorporated herein by reference, except for Item 3 and Item 8 of Part II of the Prior Registration Statement, which are being updated by this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Commission are incorporated by reference in and made a part of this registration statement, as of their respective dates:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the Commission on March 22, 2017;

(b)	The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2017, as filed with the Commission on May 15, 2017;

(b)	The Company’s Current Reports on Form 8-K, as filed with the Commission on January 12, 2017, March 2, 2017, March 10, 2017 and March 31, 2017; and

(c)	The description of the Company’s common stock contained in its Registration Statement on Form 8-A filed with the Commission on February 25, 2016, including any amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

4.1	Composite Copy of Certificate of Incorporation, as amended as of July 28, 2016, of the Registrant (Incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q, filed with the Commission on August 11, 2016).

4.2	Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form S-1 (File No. 333-186054), filed with the Commission on January 16, 2013).

5.1	Opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP.

23.1	Consent of Kost Forer Gabbay & Kasierer, A Member of Ernst & Young Global.

23.2	Consent of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature page)

99.1	The registrant’s Amended and Restated 2012 Equity Incentive Plan (Incorporated by reference to Annex A to the Company’s Proxy Statement on Schedule 14A filed with the Commission on October 19, 2016).

99.2	The registrant’s First Amendment to the Amended and Restated 2012 Equity Incentive Plan (Incorporated by reference to Annex A to the Company’s Proxy Statement on Schedule 14A filed with the Commission on February 13, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Caesarea, Israel, on the 24th day of May, 2017.

DARIOHEALTH CORP.

By:	/s/ Erez Raphael
Name: Erez Raphael
Title: Chief Executive Officer

power of attorney and signatures

We, the undersigned officers and directors of DarioHealth Corp., hereby severally constitute and appoint Erez Raphael and Zvi Ben David, and each of them individually, our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, including any post-effective amendments, to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Erez Raphael	Chairman and Chief Executive Officer	May 24, 2017
Erez Raphael	(Principal Executive Officer)

/s/ Zvi Ben David	Chief Financial Officer, Secretary and Treasurer	May 24, 2017
Zvi Ben David	(Principal Financial and Accounting Officer)

/s/ Yalon Farhi	Director	May 24, 2017
Yalon Farhi

/s/ Malcolm Hoenlein	Director	May 24, 2017
Malcolm Hoenlein
/s/ Hila Karah	Director	May 24, 2017
Hila Karah

/s/ Dennis M. McGrath	Director	May 24, 2017
Dennis M. McGrath

/s/ Richard B. Stone	Director	May 24, 2017
Richard B. Stone
/s/ Rami Yehudiha	Director	May 24, 2017
Rami Yehudiha

/s/ Allen Kamer	Director	May 24, 2017
Allen Kamer
/s/ Yossi Bahagon	Director	May 24, 2017
Yossi Bahagon